UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 15, 2009
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Road
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 15, 2009, the Board of Directors of PolyOne Corporation (the “Company”), approved and adopted, effective as of July 15, 2009, amendments to the Company’s Regulations. The following description of the amendments to the Regulations is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Regulations as amended, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by this reference.
     Advance Notice Provisions. The amendments modify the informational requirements of the advance notice provisions for the proposal of business to be conducted at annual and special meetings of shareholders and for the nomination of candidates for election as directors of the Company at annual meetings of shareholders, and add advance notice provisions for the nomination of candidates for election as directors at special meetings of shareholders. As modified, those advance notice provisions require a proposing or nominating shareholder to make representations regarding its ownership of Company securities and intent to appear at the meeting to present the business proposed and to provide a description of material interests of the shareholder, the nominee and certain related persons in the proposed business and of any relationships or voting arrangements relating to the Company’s securities. The provisions also require a proposing or nominating shareholder to provide information relating to any derivative positions in any securities of the Company held or owned by such shareholder or certain related persons, as well as any hedging or similar transactions or arrangements with respect to any of the Company’s securities entered into or made by such shareholder or certain related persons. Further, the provisions require the shareholder to notify the Company of certain changes in the ownership of Company securities, in the voting arrangements relating to the Company’s securities or in the derivative positions in Company securities.
     The provisions also require additional information about director candidates that are proposed by shareholders, and require nominating shareholders to represent whether they or certain related persons intend to deliver a proxy statement or otherwise solicit proxies from the Company’s shareholders in support of the proposed director candidate. Finally, the amendments require representations from the proposed director candidate relating to voting arrangements with respect to his or her actions as a director of the Company and compliance with the Company’s corporate governance guidelines and publicly disclosed policies and guidelines.
     Indemnification Provisions. The amendments provide that no modification of any Regulations pertaining to indemnification rights of directors and officers shall adversely affect or impair in any way the indemnification rights of any current or former director or officer of the Company with respect to any action, suit or proceeding relating to matters occurring prior to the adoption of such modification.
     Provisions Relating to Consolidation. The amendments also delete several restrictive provisions that were effective immediately following the consolidation of The Geon Company and M.A. Hanna Company into the Company in 2000, all of which provisions have expired by their terms.

     Other Changes. Finally, the amendments make several modernizing changes to the Regulations, including expressly permitting electronic communications with Directors and shareholders, as well as several clarifying and conforming changes, and other technical edits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 17, 2009

POLYONE CORPORATION
By:	/s/ Lisa K. Kunkle
	Name:	Lisa K. Kunkle
	Title:	Vice President, General Counsel & Secretary

EXHIBIT LIST

Exhibit No.	Description

3.1	Regulations of PolyOne Corporation

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